UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 16, 2004
                                                        ------------------

                              JACK IN THE BOX INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        DELAWARE                  1-9390                   95-2698708
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(State or other jurisdiction  (Commission File   (I.R.S. Employer Identification
      of incorporation)           Number)                   Number)


9330 BALBOA AVENUE, SAN DIEGO, CA                               92123
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(Address of principal executive offices)                      (Zip Code)


                                 (858) 571-2121
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Las Report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|  |  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

|  |  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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

ITEM 1.01. Entry into a Material Definitive Agreement
           ------------------------------------------

     At the beginning of fiscal year 2004 the Jack in the Box Compensation Committee approved the bonus program for the executive officers of the Company for fiscal year 2004 as contemplated under the stockholder-approved Performance Bonus Plan (filed as Exhibit 10.7 to the Jack in the Box Annual Report on Form 10-K for the fiscal year ended September 28, 2003.) Pursuant to regulatory requirements, the Company is making disclosure regarding its fiscal 2004 bonus program. The bonus will be based 75% on meeting certain earnings-per-share ("EPS") goals and 25% on meeting certain return-on-assets ("ROA") goals. The Compensation Committee established threshold, targeted and maximum levels of EPS growth and ROA growth derived from the financial forecasts of the Company. No payments are made unless the threshold level of EPS growth and ROA growth is achieved. If the target level is achieved, the executive officers will receive bonus payments equal to 75% (CEO), or 45-65% (other executive officers) of base salary in effect at the end of the fiscal year. If targets are exceeded, each executive officer may earn a maximum bonus of up to 150% (CEO), or 90-135% (other executives) of base salary.

     The Jack in the Box Compensation Committee approved a bonus program for the executive officers of the Company (other than the executive officer of the Company's wholly owned subsidiary Qdoba Restaurant Corporation) for fiscal year 2005 as contemplated under the stockholder-approved Performance Bonus Plan. The bonus will be based 75% on meeting certain EPS goals and 25% on meeting certain ROA goals. The Compensation Committee established threshold, targeted and maximum levels of EPS growth and ROA growth derived from the financial forecasts of the Company. No bonus payments are made unless the threshold level of EPS growth and ROA growth is achieved. If target level is achieved the executive officers will receive bonus payments equal to 75% (CEO) or 45-65% (other executives) of base salary. If targets are exceeded, each executive officer may earn a maximum bonus of up to 150% (CEO) or 90-135% (other executives) of base salary.

     The Jack in the Box Inc. Compensation Committee approved a separate bonus program for the executive officer of Qdoba Restaurant Corporation, for fiscal year 2005 under the stockholder-approved Performance Bonus Plan. The bonus will be based on meeting certain goals for earnings before interest, taxes, depreciation and amortization ("EBITDA") for Qdoba. The Compensation Committee established threshold, targeted and maximum levels of EBITDA derived from the financial forecasts for Qdoba. No bonus payments are made unless the threshold level of EBITDA growth is achieved. If target level is achieved the executive officer will receive bonus payments equal to 50% of base salary. If the target is exceeded, the executive officer may earn a maximum bonus of up to 125% of base salary.

     The Jack in the Box Compensation Committee approved a long-term performance unit program for management employees of its wholly owned subsidiary, Qdoba Restaurant Corporation, including the Qdoba executive officer. Under this program, established pursuant to the stockholder-approved 2004 Stock Incentive Plan, "performance units" are granted to participants at the beginning of a three-year performance period. The performance units will vest three years from date of grant contingent upon the achievement of certain performance goals. The Compensation Committee has established goals for the performance period fiscal year 05 through fiscal year 07 for per-store average sales, restaurant operating


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

margin and number of restaurants open at the end of the three-year period. Awards may range from 0% to 120% of performance units granted and are converted to a cash value of $1 per performance unit. Additional Performance Unit Programs may be implemented each fiscal year with performance periods which overlap the performance periods of earlier programs.








                                   SIGNATURES
                                   ----------



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                   JACK IN THE BOX INC.


                                          By:      JOHN F. HOFFNER
                                                   ---------------
         John F. Hoffner
         Executive Vice President
         Chief Financial Officer
         (Principal Financial Officer)
         (Duly Authorized Signatory)


         Date:  September 16, 2004



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